Exhibit (n)(1)(A)(i)
AMENDED SCHEDULE A
with respect to the
SIXTH AMENDED AND RESTATED MULTIPLE CLASS PLAN
PURSUANT TO RULE 18f-3
for
VOYA INVESTORS TRUST

Funds		Share Classes

	Adviser	Institutional	R6	Service	Service 2

Voya Balanced Income Portfolio	X	X	X	X	X
Voya Global Perspectives® Portfolio	X	X	N/A	X	N/A
Voya Government Liquid Assets Portfolio	N/A	X	N/A	X	X
Voya High Yield Portfolio	X	X	N/A	X	X
Voya Inflation Protected Bond Plus Portfolio	X	X	N/A	X	N/A
(formerly, VY® BlackRock Inflation Protected Bond
Portfolio)
Voya Large Cap Growth Portfolio	X	X	X	X	X
Voya Large Cap Value Portfolio	X	X	X	X	X
Voya Limited Maturity Bond Portfolio	X	X	N/A	X	N/A
Voya Retirement Aggressive Portfolio (formerly,	X	X	N/A	N/A	N/A
Voya Retirement Growth Portfolio)
Voya Retirement Conservative Portfolio	X	X	N/A	N/A	N/A
Voya Retirement Moderate Portfolio	X	X	N/A	N/A	N/A
Voya Retirement Moderately Aggressive Portfolio	X	X	N/A	N/A	N/A
(formerly, Voya Retirement Moderate Growth
Portfolio)
Voya U.S. Stock Index Portfolio	X	X	N/A	X	X
VY® CBRE Global Real Estate Portfolio	X	X	X	X	X
VY® CBRE Real Estate Portfolio	X	X	X	X	X
VY® Franklin Income Portfolio	X	X	X	X	X
VY® Invesco Growth and Income Portfolio	X	X	N/A	X	X
VY® JPMorgan Emerging Markets Equity Portfolio	X	X	N/A	X	X
VY® JPMorgan Small Cap Core Equity Portfolio	X	X	X	X	X
VY® Morgan Stanley Global Franchise Portfolio	X	N/A	X	X	X
VY® T. Rowe Price Capital Appreciation Portfolio	X	X	X	X	X
VY® T. Rowe Price Equity Income Portfolio	X	X	N/A	X	X

Last Approved: March 16, 2023

Last Amended: May 1, 2025, to reflect the name changes of certain portfolios.